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         CONSENT OF  INDEPENDENT PUBLIC ACCOUNTANTS FOR TNPC, INC.


As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


                                                          ARTHUR ANDERSEN LLP

Houston, Texas
September 13, 2000